UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

August 9, 2013

(Date of Earliest Event Reported)

BISON PETROLEUM, CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-167879	42-1771342
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

2825 E. Cottonwood Park, Suite 503

Salt Lake City, Utah 84121

 (Address of Principal Executive Offices)

(801) 990-3180

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2013, Bison Petroleum, Corp. (“Bison”) entered into a Lease Purchase Agreement with Nelan Advisors Corporation, a British Virgin Islands corporation (“Nelan”), whereby Nelan sold certain oil and gas leases issued by the State of Wyoming to Bison.  Bison is a successor in interest to Nelan, which is a successor in interest to Gas Ventures LLC, the record owner of these leases.  Bison will issue 1,000,000 shares of its common stock, comprised of “restricted securities” under Securities and Exchange Commission Rule 144, which shares are subject to resale in accordance with subparagraph (i) of Rule 144, on the recording of the leases.  The Lease Purchase Agreement contains customary representations and warranties regarding good standing of the parties, due authorization and authority, among others, though title to the leases is not guaranteed by Nelan.  Nelan also made various representations about access to information about Bison, its sophistication and understanding of the nature of the “restricted securities” it was acquiring of Bison. Bison shall own not less than an 80% net interest in the leases or the oil and gas, if any, recovered from these leases.  A copy of the Lease Purchase Agreement is filed as an Exhibit to this Current Report.  See Item 9.01.

Nelan owned 1,399,998 shares of Bison common stock prior to the execution and delivery of the Lease Purchase Agreement.

Bison intends to commence oil and gas drilling operations on these leases and will file a subsequent 8-K Current Report advising that it has ceased to be a “shell company,” along with the “Form 10 Information” required by subparagraph (i) of Rule 144.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit No.

Exhibit Description

10.1

Lease Purchase Agreement

Exhibit A: Description of Leases

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

BISON PETROLEUM, CORP.

Dated:	August 12, 2013	By:	/s/ Antonio Martinez-Guzman
Antonio Martinez-Guzman
President

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